Exhibit (g)(2)

Exhibit A

This Exhibit A is hereby amended and restated to reflect the list of Subsidiaries, effective as of the dates indicated below.

Name of Subsidiary:	Place of Jurisdiction:	Date Added:
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings I LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings II LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings III LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings IV LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Holdings LLC	Delaware	May 13, 2016
Alternative Lending Holdings Trust	Delaware	May 20, 2016
Stone Ridge Alternative Lending Risk Premium Fund AU NZ Holdings LLC	Delaware	August 05, 2016
Stone Ridge Alternative Lending Risk Premium Fund US Holdings I LLC	Delaware	November 28, 2016
Stone Ridge Alternative Lending Risk Premium Fund US Holdings II LLC	Delaware	November 28, 2016
Alternative Lending Holdings Trust II	Delaware	November 28, 2016
Alternative Lending Holdings Trust III	Delaware	November 28, 2016
Stone Ridge Alternative Lending Risk Premium Fund US Holdings III LLC	Delaware	December 20, 2016
Alternative Lending Holdings Trust IV	Delaware	December 20, 2016
PRCP-MDOF (SR), LLC	Delaware	January 18, 2018
Stone Ridge Alternative Lending Risk Premium Fund US Holdings IV LLC	Delaware	March 29, 2018
PFMP-SR II, LLC	Delaware	May 16, 2019

STONE RIDGE ASSET MANAGEMENT LLC

By:	/s/Lauren D. Macioce
Name: Lauren D. Macioce
Title: General Counsel and Chief Compliance Officer

STONE RIDGE TRUST V

By:	/s/Lauren D. Macioce
Name: Lauren D. Macioce
Title: Secretary